UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2018

ENVISION HEALTHCARE CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware	001-37955	62-1493316
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1A Burton Hills Boulevard
Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)

(615) 665-1283

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 11, 2018, Envision Healthcare Corporation (the “Company” or “Envision”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders of the Company voted on the proposals set forth below. The proposals are described in detail in the definitive proxy statement filed on August 13, 2018 by the Company with the U.S. Securities and Exchange Commission (the “SEC”). The final voting results on each of the matters submitted to a vote of the Company’s stockholders at the Annual Meeting are set forth below.

As of the close of business on August 10, 2018, the record date for the Annual Meeting, there were 121,391,673 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), outstanding, each of which was entitled to one vote for each proposal at the Annual Meeting. At the Annual Meeting, a total of 98,899,477 shares of Common Stock, representing approximately 81.5% of the outstanding shares of Common Stock entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

1.

A proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 10, 2018, by and among the Company, Enterprise Parent Holdings Inc. (“Parent”), and Enterprise Merger Sub Inc., an indirect wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the merger as an indirect wholly owned subsidiary of Parent (the “Merger”). The proposal was approved on the basis of the following voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
91,908,758	69,977	9,815	6,910,927

2.

A proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger. The proposal was approved on the basis of the following voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
83,196,287	7,904,850	887,413	6,910,927

3.

A proposal to approve the adjournment of the Annual Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the proposal to adopt the Merger Agreement or in the absence of a quorum. The proposal was approved on the basis of the following voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
87,799,844	4,171,099	17,607	6,910,927

4.

A proposal to elect four members to the Envision board of directors for terms ending at the 2021 annual meeting of stockholders. The stockholders elected each of the nominees to the Envision board of directors on the basis of the following voting results:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
John T. Gawaluck	91,271,950	527,035	189,565	6,910,927
Joey A. Jacobs	83,335,078	8,465,918	187,554	6,910,927
Kevin P. Lavender	75,071,480	16,729,507	187,563	6,910,927
Leonard M. Riggs, Jr., M.D.	91,253,208	547,887	187,455	6,910,927

5.

A proposal to approve certain amendments to the Company’s certificate of incorporation, including the declassification of the Envision board of directors and the elimination of the Series A-1 Mandatory Convertible Preferred Stock. The proposal was approved on the basis of the following voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
90,825,418	296,594	866,538	6,910,927

6.	A proposal to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers. The proposal was not approved on the basis of the following voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
40,741,886	50,201,169	1,045,495	6,910,927

7.

A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year. The proposal was approved on the basis of the following voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
96,062,726	2,738,168	98,583	—

Item 8.01. Other Items.

The Company now anticipates that the Merger will close during October 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Envision Healthcare Corporation

By:	/s/ Kevin D. Eastridge
Kevin D. Eastridge Executive Vice President and Chief Financial Officer

Date: September 11, 2018